UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 23, 2004

                    The St. Paul Travelers Companies, Inc.
            (Exact name of registrant as specified in its charter)


          Minnesota                      001-10898                41-0518860
-------------------------------   ------------------------      ---------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                          Identification
                                                                    Number)

             385 Washington Street
             Saint Paul, Minnesota                               55102
     ----------------------------------------                 ----------
     (Address of principal executive offices)                 (Zip Code)

                                (651) 310-7911
             ---------------------------------------------------
             (Registrant's telephone number, including area code)

                                Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report)




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Item 12.  Results of Operations and Financial Condition.

On July 23, 2004, The St. Paul Travelers Companies, Inc. ("St. Paul Travelers") issued a press release announcing St. Paul Travelers' preliminary financial results for the quarter ended June 30, 2004. The press release is furnished as Exhibit 99.1 to this Report and is incorporated by reference in this Item 12.

In the attached press release, St. Paul Travelers discloses operating income and operating income per share. These are non-GAAP measures. In the opinion of St. Paul Travelers' management, these measures are meaningful indicators of operating results and should be read in conjunction with, and not in lieu of, earnings and earnings per share on a GAAP basis. In particular, net realized investment gains or losses are significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends. St. Paul Travelers' management uses these measures internally to evaluate performance against historical standards and established financial targets on a consolidated basis.

As provided in General Instruction B.6 of Form 8-K, the information contained in this Item 12 and the exhibit attached as 99.1 to this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.



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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 23, 2004                   THE ST. PAUL TRAVELERS COMPANIES, INC.


                                       By:    /s/ Bruce A. Backberg
                                           ----------------------------------
                                           Name:  Bruce A. Backberg
                                           Title:  Senior Vice President




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                                 EXHIBIT INDEX

Exhibit No.       Description

99.1 Press Release dated July 23, 2004, reporting preliminary financial results